Number: _____________

O  P  E  R  A  T  I  N  G      A  G  R  E  E  M  E  N  T

___________________

EMPIRE THE MUSICAL WORLDWIDE, LIMITED LIABILITY COMPANY
(a New York Limited Liability Company)

__________________

Total Offering

250 - 280 Units

Minimum of $12,500,000
Maximum of $14,000,000

In LLC membership interests of

EMPIRE THE MUSICAL WORLDWIDE, LIMITED LIABILITY COMPANY

(the "Offering")

________________________

Offering Price

$50,000 per Unit of LLC Membership Interests

*
THE SECURITIES OFFERED HEREBY ARE
SPECULATIVE AND INVOLVE A HIGH DEGREE
OF RISK AND SHOULD NOT BE PURCHASED BY ANYONE
WHO CANNOT AFFORD THE LOSS OF THE ENTIRE INVESTMENT.

THE DATE OF THIS OPERATING AGREEMENT IS
October 1, 2016

THE INFORMATION IN THIS DOCUMENT OR ANY OTHER DOCUMENT SUBMITTED TO
INVESTORS IN CONNECTION WITH THIS OFFERING, AND WHETHER SUCH
DISCLOSURE IS ADEQUATE AND WHETHER THESE SECURITIES ARE EXEMPT FROM
REGISTRATION, HAS NOT BEEN REVIEWED OR PASSED UPON BY THE SECURITIES
AND EXCHANGE COMMISSION OR ANY OTHER REGULATORY AGENCY, NOR HAS ANY
SUCH AGENCY PASSED UPON THE MERITS OF THIS OFFERING.  ANY
REPRESENTATION TO THE CONTRARY OR ANY REPRESENTATION THAT ANY
REGULATORY AGENCY HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
OPERATING AGREEMENT IS A CRIMINAL OFFENSE. THE MEMBERSHIP INTERESTS
BEING OFFERED ARE SPECULATIVE SECURITIES WHICH INCLUDE A HIGH DEGREE OF
RISK.  ACCORDINGLY, THE OFFERING IS SUITABLE ONLY FOR PERSONS WHO CAN
AFFORD A TOTAL LOSS OF THEIR INVESTMENT.

THE INTERESTS EVIDENCED BY THIS OPERATING AGREEMENT (THE "INTERESTS")
HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED
(THE "1933 ACT"), OR UNDER ANY STATE SECURITIES LAWS. THESE INTERESTS MAY
ONLY BE ACQUIRED FOR THE PURCHASER'S OWN ACCOUNT AND NOT WITH A VIEW
TO DISTRIBUTION OR RESALE.

THIS AGREEMENT, TOGETHER WITH ITS ATTACHED EXHIBIT AND RELATED PAPERS
SHALL NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO
BUY, NOR SHALL THERE BE ANY SALES OF THESE SECURITIES, IN ANY STATE IN
WHICH THE REGISTRATION OR QUALIFICATION OF THESE SECURITIES IS REQUIRED
UNDER ANY APPLICABLE "BLUE SKY" OR OTHER STATE LAW PRIOR TO
SOLICITATION THEREIN OF SALES OR OFFERS TO BUY, UNLESS AND UNTIL THESE
SECURITIES SHALL HAVE BEEN DULY REGISTERED OR QUALIFIED UNDER THE LAWS
OF SUCH STATE.

THE INTERESTS ARE CONSIDERED 'SECURITIES' FOR PURPOSES OF FEDERAL AND
CERTAIN STATE SECURITIES LAWS.  THE OFFER AND SALE OF THE INTERESTS WILL
BE MADE TO INVESTORS ONLY IN SUCH A MANNER THAT THEY WILL BE DEEMED
TRANSACTIONS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE 1933
ACT PURSUANT TO SECTION 3(b)(2) OF THE 1933 ACT AND REGULATION A
PROMULGATED THEREUNDER.

THE MANAGERS RESERVE THE RIGHT TO WITHDRAW OR MODIFY THIS OFFERING
AND TO REJECT ANY PURCHASE OFFER IN WHOLE OR IN PART.

NO OFFERING LITERATURE OR ADVERTISING IN ANY FORM SHALL BE EMPLOYED IN
THE OFFERING OF THESE INTERESTS EXCEPT FOR THIS OPERATING AGREEMENT
AND ENCLOSED OFFERING CIRCULAR, AND NO PERSON HAS BEEN AUTHORIZED TO
MAKE OR TO GIVE ANY SUCH REPRESENTATIONS. ANY INFORMATION OR
REPRESENTATIONS NOT CONTAINED IN OR OBTAINED PURSUANT TO THE TERMS OF
THIS OPERATING AGREEMENT MUST NOT BE RELIED UPON AS HAVING BEEN
AUTHORIZED BY THE MANAGERS.

ALL RELEVANT DOCUMENTS IN THE POSSESSION OF OR REASONABLY AVAILABLE
TO THE MANAGERS NECESSARY TO VERIFY THE ACCURACY OF THE INFORMATION
FURNISHED IN THIS OPERATING AGREEMENT WILL BE MADE AVAILABLE TO THE
OFFEREE AND/OR HIS/HER OR ITS ADVISORS UPON REQUEST.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS
AGREEMENT OR ANY PRIOR OR SUBSEQUENT COMMUNICATION FROM THE
COMPANY, THE MANAGERS, THEIR AFFILIATES OR ANY PROFESSIONAL
ASSOCIATED WITH THIS OFFERING, AS LEGAL, TAX OR INVESTMENT ADVICE.  EACH
INVESTOR SHOULD CONSULT WITH AND RELY ON HIS/HER OR ITS OWN PERSONAL
COUNSEL, ACCOUNTANT AND/OR OTHER ADVISORS AS TO LEGAL, TAX AND/OR
ECONOMIC IMPLICATIONS OF THE INVESTMENT DESCRIBED IN THE OPERATING
AGREEMENT AND ITS SUITABILITY FOR HIM/HER OR IT.  NO REPRESENTATION OR
WARRANTY IS OR CAN BE MADE AS TO THE ECONOMIC RETURN THAT MAY ACCRUE
TO A MEMBER.  THERE MAY BE NO TAX BENEFITS FROM AN INVESTMENT IN THE
COMPANY (INCLUDING LEVERAGING AND/OR DEPRECIATION) AND ANY INVESTMENT
SHOULD BE MADE SOLELY FOR ECONOMIC REASONS.  CERTAIN INVESTORS MAY BE
ABLE TO OFFSET LOSSES AGAINST CERTAIN INVESTMENT GAINS AT CERTAIN
TIMES, HOWEVER NO MEMBER SHOULD DEEM NOR RELY ON ANY STATEMENT
HEREIN AS TAX ADVICE.  MEMBERS ARE ADVISED TO CONSULT A TAX ACCOUNTANT
REGARDING THE TAX REPERCUSSIONS OF THIS INVESTMENT.

Empire the Musical Worldwide, Limited Liability Company
TABLE OF CONTENTS

Article I   ORGANIZATION 1

Article II   GENERAL DEFINITIONS 2

Article III   CAPITAL CONTRIBUTIONS AND CAPITAL ACCOUNTS 4

Article IV  COMPANY FUNDS 6

Article V  SUBSEQUENT PRODUCTIONS 6

Article VI ALLOCATIONS AND DISTRIBUTIONS OF THE COMPANY 7

Article VII   RIGHTS, POWERS AND OBLIGATIONS OF THE MANAGERS 8

Article VIII   TRANSFERS OF MEMBERSHIP INTERESTS 10

Article IX   REPORTS AND TAX MATTERS 11

Article X   DISSOLUTION AND TERMINATION 12

Article XI  POWER OF ATTORNEY 13

Article XII   MISCELLANEOUS PROVISIONS 13

EXHIBITS: EXHIBIT A PRODUCTION BUDGET
  EXHIBIT B WEEKLY OPERATING BUDGET

OPERATING AGREEMENT
Empire the Musical Worldwide, Limited Liability Company

OPERATING AGREEMENT ("Agreement"), made and entered into as of October 1, 2016 by these persons who have executed this Agreement or a counterpart hereof. The parties hereto, intending to be legally bound, agree as follows:

 Article I
  ORGANIZATION

A.   FORMATION OF LIMITED LIABILITY COMPANY
The Managers (as hereinafter defined) have organized a limited liability company (the
"Company") pursuant to the New York Limited Liability Company Act.

B.   NAME
The business of the Company shall be conducted under the name of Empire the Musical
Worldwide, Limited Liability Company, or such other name as the Managers may designate in writing.

C.   PRINCIPAL OFFICE AND REGISTERED OFFICE
The principal and registered office of the Company be located at 230 West 41st Street,
Suite 1703, New York, NY 10036. The Managers may, within their sole and unrestricted discretion, change the principal or registered office of the Company.

D.   PURPOSE
The purpose of the Company is to produce and present the Broadway premiere (the
"Production") of the live dramatico-musical stage play entitled "Empire" (the "Musical"), with book, music and lyrics by Caroline Sherman and Robert Hull (collectively, the
"Authors").

E.   FISCAL YEARS
The fiscal year of the Company shall be the calendar year or such other fiscal year as the
Managers shall determine.

F. TERM AND CAPITALIZATION
The term of the Company commenced as of the date of the filing of the Articles of
Organization in the New York Department of State. Thereafter, the Company shall cease raising further monies at such time as the aggregate contributions of Members to the
Company (plus loans, if any, pursuant to the terms below) equal at least Twelve Million
Five Hundred Thousand Dollars ($12,500,000) (the "Minimum Capitalization") have been actually paid in.  The Managers shall not be precluded from continuing to obtain additional funds from Members but prior to the opening night performance of the
Production up to a "Maximum Capitalization" of no more than Fourteen Million Dollars
($14,000,000) from the sale of Membership Interests hereunder. The actual capitalization raised by the Company to engage in the activities set forth herein (the
"Original Capital" or the "Capitalization") shall be raised, if ever, prior to the first paid public performance of the Production and shall equal an amount no greater than the
Maximum Capitalization and no less than the Minimum Capitalization.

Notwithstanding anything herein to the contrary, the Company may accept loans
("Loans"), promissory notes, sponsorship, or other financing at any time which may count towards or constitute part of the Minimum Capitalization or the Original Capital, and nothing shall prohibit the acceptance of loans or other non-equity financing after the
Maximum Capitalization has been paid in.  Loans shall be repaid prior to any recoupment of contributions by Members, pursuant to the terms of Article VI(A)(2).

By their signature to the Subscription Agreement attached to this Agreement, Members have the choice of authorizing the Managers to expend any or all of their capital contributions on an "immediate use" basis, i.e., prior to the Capitalization having been contributed by the Members.  Accordingly, such contributions may be spent, prior to the and prior to the Company reaching the Capitalization, for any proper purpose of the
Company, pursuant to the terms of the Immediate Use Authorization signed by the
Member.

If the Capitalization is not raised prior to January 31, 2021, all unspent monies contributed hereunder shall be returned to the investors pursuant to Article IV hereof.

The term of the Company shall terminate in accordance with Article X.

G. DECISIONS
All decisions with respect to the production of the Musical, creative, operational, financial, managerial or otherwise, shall be made by the Managers in their sole discretion.

H. INCORPORATION BY REFERENCE
Upon execution, the terms of the attached Subscription Agreement shall be incorporated herein by reference.

Article II
GENERAL DEFINITIONS

As used in this Agreement, the following terms when capitalized shall each have the meaning set forth in this Article (unless the context otherwise requires).  For purposes of this Agreement, the terms "person" shall include individuals, corporations, associations, partnerships, limited liability companies, trusts, estates and other entities.

A.   ACT
Act shall mean the New York Liability Company Law, as now in effect or as hereafter amended or revised.

B. COMPANY
 Company shall mean Empire the Musical Worldwide, Limited Liability Company, the
limited liability company formed by the filing of the Certificate of Formation, as constituted from time to time.

 C.  GROSS RECEIPTS
 "Gross Receipts" shall be deemed to mean all sums derived by and belonging to the
Company from any and all sources (but not including Membership contributions or
Loans) including, without limitation, (i) from its stage presentations of the Musical, including the Production, and inclusive of ancillary income such as merchandise and commercial use products,  (ii) from the disposition or exploitation of any of its rights in the Musical, including subsidiary rights, tours, films and other derivatives or (iii) from the disposition of its physical assets acquired with funds of the Company, and the return of any bonds or other recoverable items, and (iv) interest, if any, on the aforesaid sums.

 D. MANAGERS
 "Managers" shall mean Marquee Theatrical Ventures, Inc., and Vaccaro Investments,
Inc., as well as any other Managers appointed by the afore-named Managers or subsequent Managers pursuant to the terms hereof.

 E. MEMBERS
  Members shall mean investors in the Company to the extent of their contribution(s)
hereunder. All investors are required to execute this Agreement prior to being admitted as a Member, as a condition of investment. The Managers reserve the right to reject any potential Member and in such case no monies shall be accepted from the rejected party.

 F. MEMBERSHIP INTEREST
 Membership Interest shall mean, with respect to a Member, the value of ownership interest in the Company of such Member, such value being equal to the contribution made to the Company herewith. Membership Interests also will be expressed in units of
$50,000 each ("Units"). Members shall have the right to contribute multiple Units.
Notwithstanding anything else to the contrary herein, the Managers may consent to a
Member purchasing fractional Units and/or less than one Unit.

Members shall be responsible for paying all taxes in respect of their Membership
Interest, including, but not limited to, (1) federal income taxes resulting from increases to a Member's Capital Account in respect to a given tax year and (2) federal income taxes resulting from distributions made by the Company to that Member in a given year to the extent such distributions exceed the Member's adjusted basis in the Company (that is, the taxable value of the Member's Capital Account) for that year.

 G. OFFERING
 "Offering" shall mean the sale of Membership Interests hereunder.

 H. PROPERTY
  "Property" shall mean, at any time, all property, whether real or personal, assets or rights owned or held by or on behalf of the Company at a given time.

 I. OTHER EXPENSES
 "Other Expenses" shall be deemed to mean all expenses of whatsoever kind or nature, other than those referred to as Running Expenses (as defined herein) or Production
Expenses (as defined herein), incurred in or in connection with or by reason of the operation of the business of the Company, including, without limitation, commissions paid to agents, monies paid or payable in connection with claims for plagiarism, libel, negligence, and other claims or settlements of a similar or dissimilar nature, and taxes of whatsoever kind or nature (other than income taxes of the individual Members or
Managers).  There shall be no "Other Expenses" incurred which are not reasonable and directly related to and necessary for the formation of the Company or the operation of the business of the Company.

 J. PRODUCTION EXPENSES
 "Production Expenses" shall be deemed to mean the total expenses, charges and disbursements of whatever kind incurred by the Company directly in connection with any production of the Musical prior to the opening of the Production, including without limitation, fees, advances and/or other compensation of the Authors, director, choreographer, designers, orchestrator, cast, general manager, company manager, business manager, theater party representatives, production assistants and production secretaries (none of which parties before referred to need render its services exclusively in connection with the Musical); cost of sets, curtains, drapes, costumes, properties, furnishings, electrical and sound equipment, rentals, bonds and guarantees, insurance premiums, rehearsal salaries, charges and expenses, transportation charges, office facilities furnished by the Managers, legal and auditing expenses, advance publicity, theater costs and expenses, preliminary advertising, post-opening advertising, taxes of whatsoever kind or nature other than income taxes of any of the individual Members or
Managers; expenses for replacement or substitution of any of the foregoing personnel and items; and any and all other expenses usually included in the term "Production
Expenses."  There shall be no "Production Expenses" incurred which are not reasonable or which do not appear as a budgetary item of the final budget for the applicable production of the Musical presented by the Company.  The production budget for the
Production is attached hereto as "Exhibit A". This budget is subject to change but not so as to change the Minimum Capitalization or the Maximum Capitalization.

 K. RUNNING EXPENSES
 "Running Expenses" shall be deemed to mean all expenses, charges and disbursements of whatsoever kind actually incurred as running expenses of any production of the Musical presented by the Company, including, without limitation, percentage royalties payable to the Owner, Authors, director, choreographer and/or to the Managers as a royalty; salaries and other compensation of cast, designers, stage managers, general manager, company manager, business manager, theater party representatives, production associates, production assistants, production secretaries
(none of which parties before referred to need render its services exclusively in connection with the Musical), production supervisor and stage hands; theater costs and expenses, theater rentals, transportation charges, office facilities, insurance, legal and auditing expenses, advertising, publicity and promotion expenses (including the right to engage an advertising agency at the usual commission and to contract for additional payments for merchandising, exploitation, sales promotion and publicity), commissions paid to theater party agents, brokers, telephone sales and credit card companies,
Ticketmaster and similar types of organizations, rentals of equipment, lighting, props and other articles from parties (including the Managers or Members of the Company or the
Company), miscellaneous supplies, taxes of whatsoever kind or nature, other than income taxes of the individual Members or Managers, and any and all other expenses usually included in the term "Running Expenses."  The term "Running Expenses" shall also include any portion of the gross weekly box office receipts or Gross Receipts generated by the Musical payable to any person or firm rendering or furnishing services or materials or granting rights to be used by the Company in or in connection with the production or presentation of the Musical or the exploitation of any of the rights therein.
A weekly operating budget is attached hereto as "Exhibit B", though such is subject to change.

Article III
 CAPITAL CONTRIBUTIONS AND CAPITAL ACCOUNTS

 A. CONTRIBUTIONS OF MEMBERS
 Each of the parties signing a Subscription Agreement as a Member shall contribute to the capital of the Company at or prior to the commencement thereof the respective sum set forth on the Subscription Agreement executed by such Member. Such capital may consist of cash or property or services, but only pursuant to such property or services being valued in a reasonable manner at fair market value. Cash contributions shall be held in a special segregated bank account and may be expended by the Managers on behalf of the Company only as authorized in this Agreement.

 B. NO OBLIGATION TO ACCEPT MEMBERS
 All offers to subscribe to Membership Interests are subject to acceptance by the
Managers.

 C. PAYMENT FROM MANAGERS' SHARE OF NET PROFITS
 Without limiting the provisions of the above, the Managers have the right for any reason whatsoever to pay to certain Members, persons rendering services to the Company, and/or any other party or parties, an additional participation but solely from the
Managers' share of Net Profits of the Company.

 D.   CAPITAL ACCOUNTS
 Separate capital accounts shall be maintained by the Company for each Member. The capital account of each Member shall be credited with his or her capital contributions (at net fair market value with respect to contributed Property) and shall be appropriately adjusted to reflect each Member's relative allocations (determined by relative
Membership Interest held) of profits, gains, losses, deductions, the net fair market value of distributions made from the Company and such other adjustments as shall be required by the Internal Revenue Code of 1986 704(b) and the regulations promulgated thereunder. See Article IX for further tax information and terms.

 E.   LIMITED LIABILITY
 The Members shall not have any personal liability for liabilities or obligations of the
Company except to the extent of their capital contribution, and the Members shall not be required to make any further or additional contribution to the Company or to lend funds to the Company for any purpose.  Notwithstanding anything to the contrary in the foregoing, a Member shall indemnify and hold harmless the Company and each Member from any liability or loss incurred by virtue of the assessment of any tax with respect to such Member's allocable share of the profits or gain of the Company.

 F.   LOANS
 If the Managers believe that additional funds are necessary for the carrying on of
Company affairs, they shall have the right, in their sole discretion, to borrow in the
Company's name the amount which they deem necessary, on such terms as they in their sole discretion shall determine, as long as the terms thereof (including interest) are reasonable, prudent, and customary in the theater industry.  Moneys borrowed together with interest payable to parties other than a Manager, shall be repaid to such parties by the Company pursuant to VI(A)(2) hereof.

 G. NO INTEREST ON OR RIGHT TO WITHDRAW CAPITAL CONTRIBUTIONS
 No interest shall be paid by the Company on capital contributions or on the balance in any capital account (except as specifically noted below) and no Member shall have the right to withdraw his or her capital contribution or to demand or receive a return of his or her capital contribution, unless failure to meet such demand would constitute a breach, by the Company, of a specific provision of this Agreement other than this Article III(G) or a violation of any applicable law or court order.  For clarification purposes, nothing in this
Article III(G) shall limit the right of a Member to recoup its capital contribution or otherwise receive or realize allocations, distributions or other funds, revenue, profits or other rights or entitlements as specifically set forth elsewhere in this Agreement.

 H. PROHIBITION AGAINST SECURITIZATION
 A Member shall not have the right to pledge its Membership Interest or any portion thereof, or any other right or benefit hereunder, as collateral or to otherwise secure any note or obligation.

 Article IV
   COMPANY FUNDS

 The Managers shall open and maintain in the name of the Company a special bank account or accounts in designated as the "Empire the Musical Worldwide, Limited Liability Company"
account in which shall be deposited all of the capital of the Company and no other funds. All monies received from the Offering of Membership Interests hereunder shall be held in this special bank account in trust until actually employed for the Production or until returned or distributed to the Members pursuant to the terms hereof. In any event, the funds held in such account shall be used solely for the business of the Company. Should any Manager become the principal of other entities, the bank account(s) of such entities shall also not be co-mingled with that of the Members.

 If the Minimum is not reached on a timely basis pursuant to the terms set forth in Article I(F), or the Offering is otherwise terminated prior to the Minimum being secured, the Managers will refund unspent contributions, first to those Members who did not waive refund and thereafter, if any unspent contributions remain, to those Members who waived refund.  It is understood that the Managers shall not be obligated to return any contributions from their own assets, and thus
Members risk the loss of all or a part of the amounts they contributed.

 Subject to the provisions of this Agreement, all funds received by the Company shall be utilized for Company purposes as determined by the Managers in the best interest of the Company.
Subject to the terms hereof, the Managers or their designee(s) shall have the right to draw checks payable in such funds and make, deliver, accept and endorse negotiable instruments in connection with the Company's business.

 Article V
 SUBSEQUENT PRODUCTIONS

 A. ADDITIONAL COMPANIES
 After the Production, if the Managers believe that the Musical has sufficient potential to be produced again, one or more times, either as a tour or a sit down production (each, a
"Subsequent Production), the Managers may, in their sole discretion, form one or more additional limited liability company(s) or similar entity(s) (each, a "Subsequent
Company") so as to produce any Subsequent Production(s). To effectuate this, the
Managers, on behalf of the Company, shall license to such Subsequent Company(s)
those rights necessary to allow the Subsequent Company to present and otherwise exploit the Musical.  The Managers also may, on behalf of the Company, license rights held by the Company to third party companies the principals of which may not include any Manager of the Company (a "Licensee Company"). In addition and in no way meant to limit the above, any Subsequent Company or Licensee Company shall pay to the
Company customary and reasonable royalties, license fees and/or other compensation as consideration of the Subsequent Company's or Licensee Company's exploitation of rights in and to the Musical licensed to such Subsequent Company or Licensee
Company by the Company.

B. SUBSIDIARY PARTICIPATION
  It is expected that the Company, as the presenter of the Production, shall be entitled to a participation, expressed as a percentage of gross receipts (with deductions for payments off the top to agents) of the Authors' future gross income from the Musical derived from exploitations of the Musical licensed by the Authors' to by third parties, such third parties not to include the Company, the Managers or any Subsequent or Licensee Company.
The participation of this Company shall depend on the number of performances of the
Production presented by the Company.  Any amounts inuring to the Company as a result of such subsidiary participation shall constitute Gross Receipts, and shall be distributed according to the terms herein.

C. CO-PRODUCTIONS
  The Managers shall also have the right to fix the terms of any co-production or licensing agreement with third parties, and amounts inuring to the Company therefrom shall be distributed according to the terms herein.

D. MANAGERS' COMPENSATION
  The producers (which may include one or more Managers) may receive a producer royalty (which may be a share of gross weekly box office receipts, or per gross weekly box office percentage point royalty pool equivalent) and other customary payments in connection with Subsequent Productions, in accordance with theater industry custom.

 Article VI
 ALLOCATIONS AND DISTRIBUTIONS OF THE COMPANY

A. Gross Receipts realized and actually received by the Company from all sources shall be applied as follows and in the following order of priority:

  1. First, to the payment of the Production Expenses (to the extent not paid for by the Original Capital), Running Expenses and Other Expenses.

  2. Second, to the repayment of any loans to the Company, plus any interest thereon.

  3. Third, to the establishment of a cash reserve (distributable cash held back, or accumulated) in an amount determined by the Managers in their sole reasonable discretion from time to time, for anticipated debts, liabilities, expenses and working capital.

  4. Gross Receipts remaining after the deductions set forth in subsections 1, 2, and
3 above shall be characterized as "Net Cash Flow."  Net Cash Flow shall be distributed to each Member in the same proportion as his contribution bears to the aggregate amounts raised from Members, until such time as each Member has recouped 100% of his contribution to the Company ("Recoupment").

  5. Next, after Recoupment, Net Cash Flow, if any, shall be deemed "Net Profits"
and shall be distributed as follows:

   a. The Managers may allocate Net Profits "off the top" to third parties in reasonable and customary arms-length transactions in consideration of services provided or rights contributed to the Musical, or the production(s) presented hereunder.  There shall be no other distribution of Net Profits prior to their characterization as Adjusted Net Profits as described below.

   b. The remainder of such Net Profits, if any, shall be deemed "Adjusted Net
Profits" of the Company, and shall be applied as follows:

    i. MEMBER'S NET PROFITS:  An amount equal to 50% of Adjusted
Net Profits shall be divided among the Members of the Company, with each such Member receiving that portion thereof as its
contribution bears to the amounts raised in the aggregate from
Members; and

    ii. MANAGERS' NET PROFITS:  An amount equal to 50% of the
Adjusted Net Profits shall be paid to the Managers of the
Company.  The Managers shall have the right to allocate
Manager's Net Profits to themselves or any third parties in their sole discretion.

C. DISTRIBUTIONS
If and so long as any amounts are payable to the Members pursuant to the foregoing, the Company shall seek to pay such amounts within sixty (60) days after the end of each calendar quarter with respect to any amounts payable for such quarter; provided, that the Company shall seek to make the first such payment on the date twelve (12) weeks following the first paid public performance of the Musical hereunder, if any such amounts are payable at such time; and provided further, that commencing with the first calendar year following the year in which the last performance of the Musical has been presented, the Company shall seek to make such payments within sixty (60) days after the end of such calendar year.

D. AUDIT AND STATEMENT
 All distributions to the Members from the Company shall be accompanied by the
Company's financial statements showing the origin thereof.  For a period of eighteen (18)
months after the delivery of a given financial statement, a Member may, during reasonable business hours and upon fourteen (14) days written notice to the Company and at the
Member's expense, audit the books and records of the Company in order to verify the accuracy thereof. Any statement in respect of which such an audit does not occur within such 18-month period shall be deemed accepted and approved in its entirety by the applicable Member. Notwithstanding the above, the cost of such audit shall be at the
Company's expense if, and only if, such audit uncovers that the distribution in respect of the (or any) statement(s) to which such audit relates was in an amount which was 10% or more lower than the amount due to the Member. If such audit reveals that there was a discrepancy in Company's favor between the amount actually paid to the Member and the amount owed to the Member, the Member shall immediately remit payment to the
Company in the amount of such discrepancy.

 Article VII
 RIGHTS, POWERS AND OBLIGATIONS OF THE MANAGERS

 A.   MANAGEMENT AND CONTROL IN GENERAL
  The Managers shall have full and exclusive power to manage and control the business and affairs of the Company and to designate such powers. The Members shall have no right to act on behalf of or bind the Company. The Members shall have no power to appoint or remove any Manager except as specifically set forth herein. The Managers shall have all the rights, powers and obligations of a manager as provided in the Act and as otherwise provided by law, and any action taken by a Manager shall constitute the act of and serve to bind the Company. In dealing with a Manager (or a principal of a
Manager), no persons shall be required to inquire into, and all persons are entitled to rely conclusively on, the authority of such Manager to bind the Company.

 B.   NUMBER AND APPOINTMENT OF MANAGERS
 1. A Manager may resign at any time upon prior written notice to the Company.  In the event (a) of a vacancy in the position of Manager by any reason, including resignation, removal, death or bankruptcy, or (b) that the Managers wish to appoint additional Managers, a successor or additional Manager may be appointed by the remaining Managers, if any, if the Managers choose to do so, subject to the unanimous approval of the Managers. The Members must replace a vacating Manager if the vacancy results in there being no Managers remaining.

 2.   A Manager shall not be required to be a Member of the Company or a resident of any particular state.

 3. The removal or resignation of any person or entity who is a Manager by any means shall not dictate the removal of that person or entity as a Member if that person or entity is a Member.

 4 The initial number of Managers shall be two (2).

 5.  A Manager may be removed only in accordance with or as required by law or applicable legal process, as mutually agreed, or in accordance with the terms of a binding contract to which such removed Manager is a party.

  C.  ACTION AND DECISIONS BY MANAGERS

Managers may act and/or make decisions according to any process or voting procedure they agree upon in writing. Unless and until any such process or procedure is thereby agreed upon, and subject to the other provisions this Agreement, no decision or act by the Managers shall require written resolutions or other instruments memorializing agreement (except for approval over a decision making process or voting procedure, as set forth in the above paragraph).

  D.        COMMITMENT OF MANAGERS
 A Manager shall not be required to devote full time to the affairs of the Company and shall devote such time to Company affairs as it deems necessary in its sole and unrestricted discretion to manage and supervise the operations and business of the
Company.  Nothing contained in this Agreement shall preclude the employment by a
Manager, on behalf of and at the expense of the Company, of it or any agent or third party to operate and manage all or any portion of the business or to provide any service relating to the business, subject to the control of the Managers. The Managers may, on behalf of the Company, engage one or more affiliates to render services to the
Company, provided that any such engagement shall be upon terms and conditions no less favorable to the Company than could be obtained from an independent third party.
Neither the Company nor any of the Members shall have, as a consequence of the relationship created hereby, any right in or to any income or profits derived by the
Managers or an affiliate of a Manager from any business arrangements with the
Company which are consistent with this Section.

 E. OTHER ACTIVITIES
 Each Manager, any principal or affiliate of any Manager, and any Member may engage in or possess an interest in other business ventures or investments of any kind, independently or with others, including but not limited to ventures engaged in owning, operating or managing businesses or properties similar to those businesses or properties owned or operated by the Company.  The fact that a Manager, a principal of a manager, any affiliate of a Manager, or any Member may avail itself of such opportunities, either by itself or with other persons, including persons in which it has an interest, and not offer such opportunities to the Company or to a Member, shall not subject the Manager, the principal of the Manager, the Member or such affiliate to liability to the Company or to any other Member on account of lost opportunity.  Neither the Company nor any Member shall have any right by virtue of this Agreement or the relationship created hereby in or to such opportunities, or to the income or profits derived therefrom, and the pursuit of such opportunities, even though competitive with the business of the Company, shall not be deemed wrongful or improper or in violation of this Agreement.

  F.   TITLE TO PROPERTY
 Title to Property shall be taken in the name of the Company or in the name or names of a nominee or nominees designated by the Managers.

  G.   LIABILITY OF A MANAGER
 The Managers and any affiliate of any Manager, and their respective officers, shareholders, controlling persons, directors, agents and employees, shall not be liable, responsible or accountable in damage or otherwise to the Company or to any of the
Members, their successors or permitted assigns, arising out of activities taken in connection with Company business, except by reason of acts or omissions due to gross negligence or willful misconduct. Any action taken in good faith in reliance upon and in accordance with the advice or opinion of professional counsel shall be conclusively deemed not to constitute gross negligence or willful misconduct.

 H.  INDEMNIFICATION
 The Company shall indemnify, defend and hold harmless any person (the "Indemnified
Party") who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, against losses, damages, claims or expenses actually and reasonably incurred by it for which such Indemnified Party has not otherwise been reimbursed
(including attorney's fees, judgments, fines and amounts paid in settlement) in connection with such action, suit or proceeding, by reason of any acts, omissions or alleged acts or omissions arising out of the Indemnified Party's activities as a Member or
Manager, or as an officer, shareholder, director, agent or employee of a Member or
Manager, on behalf of the Company or in furtherance of the interests of the Company, so long as the Indemnified Party did not act in a manner constituting gross negligence or material, willful misconduct (no reliance on the advice of professional advisor(s) shall constitute such misconduct or negligence).  The termination of any action, suit or proceeding by judgment, order, settlement, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the Indemnified Party's conduct constituted gross negligence or willful misconduct.

 Article VIII
 ADMISSION OF NEW MEMBERS

  A.  ADMISSION OF MEMBERS
   Subject to the consent and approval of the Managers, and pursuant to the other terms of this Agreement, Members shall be admitted to the Company through the purchase of
Membership Interests. A Member's contribution may, upon the approval of the
Managers, consist of (i) non-cash property, including, without limitation, real property, or services, provided that such property or services are valued at their fair market value or
(ii) a secured note payable at a date certain.  The decision as to whether to accept any contribution from any prospective Member belongs to the Managers in their sole discretion; the Managers may accept or reject a prospective capital contribution for any reason or for no reason.

  B.  DECISIONS AND MEETINGS
   To the extent that Members are authorized to make decisions with regard to the
Company pursuant to the limitations set forth in this Agreement and applicable law, they may do so (i) pursuant to the written approval of the Members holding a majority of the
Membership Interests of the Company or (ii) pursuant to the approval of the Members holding a majority of the Membership Interests of the Company at a meeting in respect of which all Members and Managers are given no less than ten (10) days prior written notice and at which no less than half of the Membership Interests of the Company are present whether in person, by proxy, or telephonically. Such notice shall set forth the time and place of the meeting. If no place for the meeting is designated, the place of the meeting shall be the business office of the Company.

  Article IX
  REPORTS AND TAX MATTERS

  A.  BOOKS, RECORDS AND REPORTS
 1.   Accurate books, records and reports shall be maintained by the Company showing its assets, liabilities, operations, transactions and financial condition, as well as the names of the addresses of the Members.  The Company books and records may be kept under such permissible method of accounting as the
Managers may determine. The Company books shall be maintained at the principal office of the Company, and each Member shall have the right upon reasonable notice given to the Company to inspect, extract and copy such books during regular business hours of the Company.

  2.   The Managers shall cause income tax returns for the Company to be prepared and filed with the appropriate authorities.  Within ninety (90) days after the close of each fiscal year of the Company, the Managers shall send to each person who was a Member at any time during such fiscal year such information as will be sufficient to prepare documents which may be required to be filed under relevant federal and state income tax laws.

B. ALLOCATIONS OF GAIN ("NET TAX PROFITS") AND LOSSES ("NET TAX
LOSSES") FOR TAX PURPOSES

       1.         ALLOCATION OF NET TAX PROFITS
           Net Tax Profits for each fiscal year will be allocated as follows:

a.         First, to the Members, until the cumulative Net Tax Profits allocated pursuant to this subsection 1(a) are equal to the cumulative Net Tax
Losses allocated to them pursuant to Section 2(b), below, for all prior periods.

b.         Next, 50% to the Members in proportion to their Membership Interest in the Company and 50% to the Managers.

c.         Notwithstanding the foregoing provisions of this Section 1, to the extent that Net Tax Losses were allocated to a Manager or a Member in any year by reason of the provisions of Section 3, Net Tax Profits for the current and subsequent years will be allocated to such Manager or
Member until equal to the amount of Net Tax Losses allocated to such
Manager or Member pursuant to Section 3.

2.  ALLOCATION OF NET TAX LOSSES
 Net Tax Losses for each fiscal year will be allocated as follows:

a.        First, to the Members and Managers, until the cumulative Net Tax Losses allocated pursuant to this subsection 2(a) are equal to the cumulative Net
Tax Profits allocated to them pursuant to Section 1(b), above, for all prior periods.

b.         Second, to the Members pro rata in proportion to their capital contributions.

 C. TAX MATTERS PARTNER
 Marquee Theatrical Ventures, Inc. shall be the "tax matters partner" for purposes of
Subchapter C of Chapter 63 of Subtitle F of the Internal Revenue Code (Code '6221-3)
and shall have the authority to exercise all functions provided for in said Act, or in regulations promulgated thereunder by Treasury, including, to the extent, permitted by such regulations, the authority to delegate the function of "tax matters partner" to any other person. Marquee Theatrical Ventures, Inc. shall be reimbursed for all reasonable expenses incurred as a result of its duties as tax matters partner.  Notwithstanding anything to the contrary in the above, at any time during the Company's existence the
Managers may appoint a new tax matters partner.

   Article X
 DISSOLUTION AND TERMINATION

 A.  DISSOLUTION OF THE COMPANY
 The Company shall dissolve and be terminated upon the earlier of (1) the entry of a decree of judicial dissolution, (2) the written agreement of all parties who are Managers at such time, (3) such time as when all the Managers have resigned, died, or have become incapacitated or Bankrupt (unless the Members with voting rights unanimously agreed to change this provision at such time or appoint a new Manager), (4) the permanent cessation of all Company activities or (5) such time as the Company is required to be terminated or dissolved under the Act or other applicable state or federal law.

 B.  LIQUIDATOR
 1.  Upon dissolution of the Company, the Managers, or such person as the Managers may designate, shall act as liquidator of the Company (in either case, the
"Liquidator").  The Liquidator shall have unlimited discretion to determine the time, manner and terms of any sale of property having due regard to the activity and condition of the relevant market and general financial and economic conditions.
The Liquidator shall distribute any proceeds received from the disposition of the property and any other assets of the Company in accordance with the provisions of
Article IV.

 2.  The Liquidator shall comply with all requirements of the Act and other applicable law pertaining to the winding up of a limited liability company, following which the
Company shall stand liquidated and terminated.

C.   SOURCE OF DISTRIBUTIONS
Each Member shall look solely to the assets of the Company for all distributions with respect to the Company, the return of his capital contribution thereto and his share of profits or losses thereof, and shall have no recourse therefor (upon dissolution or otherwise) against any other Member or Manager.

 Article XI
 POWER OF ATTORNEY

 A.  POWER OF ATTORNEY
 Each Member, by executing this Agreement or a counterpart hereof, does hereby irrevocably constitute and appoint the Managers, and any successor Manager of the
Company, with full power of substitution, as such Member's true and lawful attorney-in-
fact (the "Attorney-in-Fact"), in his or her name, place and stead, to execute, acknowledge, swear to, deliver, file and record such documents which are now or may hereafter be required by law to be filed on behalf of the Company or are deemed necessary or desirable by the Managers to carry out fully the provisions of this
Agreement in accordance with its terms, and which (1) are in no way inconsistent with the terms hereof and (2) do not lessen the interests, rights or entitlements or any
Member.

  B.   NATURE OF POWER OF ATTORNEY
 The grant of authority in Article XI(A) by each Member (1) is a special power of attorney coupled with an interest in favor of the Attorney-in-Fact and as such shall be irrevocable and shall survive the death or legal incapacity of the Member; (2) may be exercised for the Member by a facsimile signature of the Attorney-in-Fact; and (3) shall survive the assignment by the Member of all or any portion of his or her Membership Interest.

 Article XII
 MISCELLANEOUS PROVISIONS

 A.   NOTICES
 All legal notices or other communications required under this Agreement shall be in writing and shall be considered as properly given if personally delivered or if mailed by certified mail, or via Federal Express, to such Member or Manager at his or her address on the records of the Company, or faxed if such fax may be confirmed with appropriate written confirmation, or emailed if receipt of such email may be confirmed with appropriate written confirmation.  A Member may change his or her address for notice by giving notice in like manner.  Any notice or other communication shall be deemed to have been given to, or received by, the appropriate party as of the date on which it is personally delivered or, if mailed, on the third business day after the date on which it is deposited in the United States mail, or if faxed or emailed, on the day of confirmation thereof, or if by Fed-Ex, on the day of delivery.  If the time of notice is not during regular business hours, notice shall be deemed given as of the start of the next business day.  A courtesy copy of all notices sent to the Managers or Company shall be sent to Ben
Feldman, Esq., Feldman, Golinski + Reedy, PLLC, 100 Wall Street, 23rd Floor, New
York, NY 10005, email: bfeldman@fgrslaw.com, fax: 212-230-1090.

 B.   GOVERNING LAW/ARBITRATION
 Any and all disputes or controversies arising out of, under, or in connection with this
Agreement, its making, interpretation, validity, or the performance or breach thereof, shall be submitted to arbitration before a single arbitrator in New York City under the rules and regulations of the American Arbitration Association and judgment upon the award may be entered in any court, state or federal, having jurisdiction thereof.  The arbitrator shall be directed to award the prevailing party reasonable attorney's fees. The parties consent to the jurisdiction of the state (or federal, for federal claims) courts of the
State of New York for the purpose of enforcing this arbitration agreement and proceeding, and entry of judgment on any award.  This Agreement shall be deemed made and to be performed in New York and shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles.

  C.   SUCCESSORS AND ASSIGNS
 This Agreement and all terms and provisions hereof shall be binding upon and shall inure to the benefit of the Members and their respective heirs, executors, administrators, successors and permitted assigns.  Any person acquiring or claiming an interest in the
Company, in any manner whatsoever, shall be subject to and bound by all the terms, conditions and obligations of this Agreement to which his or her predecessor in interest was subject or bound, without regard to whether such person has executed this
Agreement or a counterpart hereof or any other document contemplated hereby. No person shall acquire an interest in the Company or become a Member thereof except as permitted by the terms of this Agreement.

  D.   COUNTERPARTS
 This Agreement may be executed in any number of identifiable counterparts, each of which, for all purposes, shall be deemed an original, and all of which constitute, collectively, one and the same Agreement, in addition, this Agreement may contain more than one counterpart signature page and may be executed by the affixing of the signature of each of the Members to one of such counterpart signature pages, and all such counterpart signature pages shall be read as one and shall have the same force and effect as though all the signers had signed the same signature page.

  E.   ADDITIONAL ASSURANCES
   Upon the request of the Managers, each Member agrees to perform all further acts and execute, acknowledge and deliver any documents which the Managers deem reasonably necessary to effectuate the provisions of this Agreement.

  F.   MODIFICATION TO BE IN WRITING
 This Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes any and all prior negotiations, understandings and agreements in regard hereto.  No amendment, modification or alteration of the terms hereof shall be binding unless the same is in writing and is effected in accordance with this Agreement.

  G.   PARTITION
 Each of the parties hereto irrevocably waives during the term of the Company any right that he or she may have to maintain any action for partition with respect to Company
Property.

  H.   NO WAIVER
 Failure or delay of any party in exercising any right or remedy under this Agreement, or any other agreement between the parties, or otherwise, will not operate as a waiver thereof.  The express waiver by any party of a breach of any provision of this Agreement by any other party shall not operate or be construed as a waiver of any subsequent breach by said party.  No waiver will be effective unless and until it is in written form and signed by the waiving party.

  I.   GENDER AND NUMBER
 Wherever from the context it appears appropriate, each term stated in either the singular and plural, and pronouns stated in either the masculine, the feminine or the neuter gender, shall include if appropriate, the singular, plural, masculine, feminine and neuter.

  J.   HEADINGS
 The captions in this Agreement are inserted for convenience of reference only and shall not affect the construction of this Agreement. References in this Agreement to any
Article or part of an Article are to the same contained in this Agreement.

  K.   VALIDITY AND SEVERABILITY
 If any provision of this Agreement contravenes any law and such contravention would thereby invalidate this Agreement, or if the operation of any provision hereof is determined by law, administrative regulation or otherwise to result in classification of the
Company as an association taxable as a corporation for federal income tax purposes, or to make a Member generally liable for the obligations of the Company, then such provision is declared to be invalid and subject to severance from the remaining portion of this Agreement, and this Agreement shall be read and construed as though it did not contain such provision in a manner to give effect to the intention of the parties to the fullest extent possible.

  L.   NO THIRD-PARTY RIGHTS
 This Agreement and the covenants and agreements contained herein are solely for the benefit of the parties hereto and their affiliates.  No other person shall be entitled to enforce or make any claims, or have any right pursuant to the provisions of the
Agreement.

 M. COUNSEL
Each Member and Manager has been advised to obtain independent legal counsel in connection with this Agreement and that such party has either obtained such independent legal counsel or has voluntarily waived its right to do so.

 N. SUBSCRIPTION AGREEMENT
The applicable representations, warranties and other terms of the Subscription
Agreement executed by the Member as a condition of the Member's investment in the
Company are hereby incorporated by reference.

 AGREED TO AND ACCEPTED BY:

 MARQUEE THEATRICAL VENTURES, INC.

 ___________________________________
 By: Rick Stevens, Authorized Signatory

 VACCARO INVESTMENTS, INC.

 ______________________________________
By: Brenda Sue Vaccaro, Authorized Signatory

EXHIBIT A
PRODUCTION BUDGET

EXHIBIT B
WEEKLY OPERATING BUDGET